UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Sentinel Energy Services Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1370747
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 3850 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Class A Ordinary Share and one-third of one Warrant	The NASDAQ Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-220584

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, Class A ordinary shares, par value $0.0001 per share, and warrants to purchase Class A ordinary shares of Sentinel Energy Services Inc. (the “Registrant”).  The description of the units, Class A ordinary shares and warrants to purchase ordinary shares contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-220584), originally filed with the Securities and Exchange Commission on September 22, 2017, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein.  In addition, any description of such securities contained in a form of prospectus or prospectus supplement relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits

Exhibit No.	Description

3.2	Form of Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220584), filed with the Securities and Exchange Commission on October 30, 2017).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220584), filed with the Securities and Exchange Commission on September 22, 2017).

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220584), filed with the Securities and Exchange Commission on September 22, 2017).

4.3	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220584), filed with the Securities and Exchange Commission on September 22, 2017).

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220584), filed with the Securities and Exchange Commission on September 22, 2017).

10.4	Form of Registration Rights Agreement by and among the Registration Rights Agreement among the Registrant, Sentinel Management Holdings, LLC and the other parties thereto (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220584), filed with the Securities and Exchange Commission on September 22, 2017).

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Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 31, 2017

Sentinel Energy Services Inc.

	By:	/s/ Kent Jamison
	Name:	Kent Jamison
	Title:	General Counsel and Secretary

[Signature page to Form 8-A]

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